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                                                                       EXHIBIT 5

                                  July 6, 2000

Centennial Communications Corp.
1305 Campus Parkway
Neptune, New Jersey 07753

Ladies and Gentlemen:

                  We have acted as counsel to Centennial Communications Corp., a Delaware corporation ("Centennial"), Centennial Puerto Rico Operations Corp., a Delaware corporation ("Centennial Puerto Rico"), and to Centennial Cellular Operating Co. LLC, a Delaware limited liability company, Centennial Caribbean Holding Corp., a Delaware corporation, Centennial Puerto Rico Holding Corp. I, a Delaware corporation and Centennial Puerto Rico Holding Corp. II, a Delaware corporation (individually, a "Guarantor" and, collectively with Centennial and Centennial Puerto Rico in their capacity as guarantors, the "Guarantors") in connection with the Second Registration Statement (as defined below) on Form S-3 filed by Centennial, Centennial Puerto Rico and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of Centennial, par value $.01 per share (the "Common Stock"), to be sold by Centennial; (ii) shares of Common Stock of Centennial, par value $.01 per share, to be sold by certain selling stockholders (the "Selling Stockholders"); (iii) warrants to purchase Common Stock (the "Common Stock Warrants"), (iv) shares of preferred stock of Centennial, par value $.01 per share (the "Preferred Stock");
(v) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (vi) debt securities of Centennial, which may be either senior, senior subordinated, or subordinated (respectively, the "Centennial Senior Debt Securities," "Centennial Senior Subordinated Debt Securities," "Centennial Subordinated Debt Securities" and collectively, the "Centennial Debt Securities"); (vii) debt securities of Centennial Puerto Rico, which may be senior, senior subordinated, or subordinated and which will be fully and unconditionally guaranteed by Centennial and the Guarantors (respectively, the "Centennial Puerto Rico Senior Debt Securities," "Centennial Puerto Rico Senior Subordinated Debt Securities," "Centennial Puerto Rico Subordinated Securities" and collectively, the "Centennial Puerto Rico Debt Securities" and, together with the Centennial Debt Securities, the "Debt Securities"); (viii) guarantees of the Guarantors to be issued in connection with either the Centennial Debt Securities or the Centennial Puerto Rico Debt Securities (the "Guarantees") and (ix) Common Stock and Preferred Stock which may be issued upon exercise of the Securities
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Warrants (as defined below). The Common Stock to be issued by Centennial, the
Preferred Stock, the Debt Securities, the Guarantees and the Securities Warrants are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Second Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Common Stock to be sold by the Selling Stockholders may be sold from time to time as set forth in the Second Registration Statement, any amendment thereto, the Prospectus and Prospectus Supplements pursuant to Rule 415 under the Act in an amount not to exceed 20 million shares.

                  The Centennial Senior Debt Securities will be issued under an Indenture (the "Centennial Senior Indenture"), dated as of November 15, 1993, as supplemented, among Centennial and The Bank of New York, as successor Trustee to the Bank of Montreal (the "Centennial Senior Trustee"). The Centennial Senior Subordinated Debt Securities will be issued under an Indenture (the "Centennial Senior Subordinated Indenture") to be entered into among Centennial and Wilmington Trust Company, as Trustee (the "Centennial Senior Subordinated Trustee"). The Centennial Subordinated Debt Securities will be issued under an Indenture (the "Centennial Subordinated Indenture") to be entered into among Centennial and Norwest Bank Minnesota, National Association, as Trustee (the "Centennial Subordinated Trustee"). The Centennial Senior Indenture, the Centennial Senior Subordinated Indenture and the Centennial Subordinated Indenture are hereinafter referred to collectively as the "Centennial Indentures."

                  The Centennial Puerto Rico Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Centennial Puerto Rico Senior Indenture") to be entered into among Centennial, Centennial Puerto Rico, the other Guarantors and The Bank of New York, as Trustee (the "Centennial Puerto Rico Senior Trustee"). The Centennial Puerto Rico Senior Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Centennial Puerto Rico Senior Subordinated Indenture") to be entered into among Centennial, Centennial Puerto Rico, the other Guarantors and Norwest Bank Minnesota, National Association, as Trustee (the "Centennial Puerto Rico Senior Subordinated Trustee"). The Centennial Puerto Rico Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Centennial Puerto Rico Subordinated Indenture") to be entered
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into among Centennial Puerto Rico, the Guarantors and Wilmington Trust Company,
as Trustee (the "Centennial Puerto Rico Subordinated Trustee"). The Centennial Puerto Rico Senior Indenture, Centennial Puerto Rico Senior Subordinated Indenture and the Centennial Puerto Rico Subordinated Indenture are hereinafter referred to collectively as the "Centennial Puerto Rico Indentures." The Centennial Indentures and Centennial Puerto Rico Indentures are referred to collectively as the "Indentures."

                  The Common Stock Warrants and the Preferred Stock Warrants are hereinafter referred to collectively as the "Securities Warrants." The Securities Warrants will be issued under a Warrant Agreement (the "Warrant Agreement") to be entered into between Centennial and a warrant agent. Each party to a Warrant Agreement other than Centennial is referred to hereinafter as a "Counterparty."

                  We have examined (i) the Registration Statement on Form S-3 (File No. 33-90954) filed by Centennial under the Act as it became effective under the Act (the "First Registration Statement"), (ii) the Registration Statement on Form S-3 (File No. 333-39004) filed by Centennial, Centennial Puerto Rico and the Guarantors under the Act (the "Second Registration Statement"), which Second Registration Statement constitutes Post-Effective Amendment No. 1 to the First Registration Statement, (iii) a form of the Common Stock share certificate, (iv) the Centennial Senior Debt Indenture, (v) the form of Centennial Senior Subordinated Debt Indenture, (vi) the form of Centennial Subordinated Debt Indenture, (vii) the form of Centennial Puerto Rico Senior Debt Indenture, (viii) the form of Centennial Puerto Rico Senior Subordinated Debt Indenture and (ix) the form of Centennial Puerto Rico Subordinated Debt Indenture, each of which has been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and authorized persons and representatives of Centennial, Centennial Puerto Rico and the other Guarantors.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (i) the Centennial Senior Indenture is the valid and legally binding
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obligation of the Centennial Senior Trustee; (ii) at the time of execution, authentication, issuance and delivery of the Centennial Senior Subordinated Debt Securities, the Centennial Subordinated Debt Securities and the Centennial Puerto Rico Debt Securities, each of the other Indentures will be the valid and legally binding obligation of the applicable Trustee thereunder; (iii) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (iv) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (v) Centennial, Centennial Puerto Rico and each Guarantor is validly existing under the laws of the State of Delaware.

                  We have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Centennial Senior Subordinated Debt Securities issued under the Centennial Senior Subordinated Debt Indenture, the Centennial Senior Subordinated Debt Indenture will have been duly authorized, executed and delivered by Centennial; (ii) at the time of execution, authentication, issuance and delivery of the Centennial Subordinated Debt Securities issued under the Centennial Subordinated Debt Indenture, the Centennial Subordinated Debt Indenture will have been duly authorized, executed and delivered by Centennial; (iii) at the time of execution, authentication, issuance and delivery of the Centennial Puerto Rico Senior Debt Securities issued under the Centennial Puerto Rico Senior Debt Indenture and its Guarantees, the Centennial Puerto Rico Senior Debt Indenture will have been duly authorized, executed and delivered by Centennial Puerto Rico, Centennial and the other Guarantors; (iv) at the time of execution, authentication, issuance and delivery of the Centennial Puerto Rico Senior Subordinated Debt Securities issued under the Centennial Puerto Rico Senior Subordinated Debt Indenture and its Guarantees, the Centennial Puerto Rico Senior Subordinated Debt Indenture will have been duly authorized, executed and delivered by Centennial Puerto Rico, Centennial and the other Guarantors; and (v) at the time of execution, authentication, issuance and delivery of the Centennial Puerto Rico Subordinated Debt Securities issued under the Centennial Puerto Rico Subordinated Debt Indenture and its Guarantees, the Centennial Puerto Rico Subordinated Debt Indenture will have been duly authorized, executed and delivered by Centennial Puerto Rico, Centennial and the other Guarantors.

                  We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by Centennial.
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                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. With respect to the Common Stock to be issued by Centennial, assuming (a) the taking by the Board of Directors of Centennial of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of Centennial, the Common Stock will be validly issued, fully paid and nonassessable.

                  2. With respect to the Common Stock to be sold by the Selling Stockholders, such Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

                  3. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of Centennial of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a Certificate of Designations with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of Centennial, the Preferred Stock will be validly issued, fully paid and nonassessable.

                  4. With respect to the Centennial Debt Securities, assuming
         (a) the taking of all necessary corporate action to approve the issuance and terms of any Centennial Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of Centennial, a duly constituted and acting committee of such Board or duly authorized officers or authorized persons of Centennial (such
         Board of Directors, committee, authorized officers or authorized persons being referred to herein as the "Centennial Board") and (b) the due execution, authentication, issuance and delivery of the Centennial Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Centennial Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Centennial Debt Securities will constitute valid and legally binding obligations of Centennial enforceable against Centennial in accordance with their terms.
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                  5. With respect to the Centennial Puerto Rico Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Centennial Puerto Rico Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of Centennial Puerto Rico, a duly constituted and acting committee of such Board or duly authorized officers or authorized persons of Centennial Puerto Rico (such Board of Directors, committee, authorized officers or authorized persons being referred to herein as the "Centennial Puerto Rico Board") and (b) the due execution, authentication, issuance and delivery of such Centennial Puerto Rico Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Centennial Puerto Rico Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Centennial Puerto Rico Debt Securities will constitute valid and legally binding obligations of Centennial Puerto Rico enforceable against Centennial Puerto Rico in accordance with their terms.

                  6. With respect to the Guarantees, assuming (a) the taking of all necessary corporate or limited liability company action, as the case may be, to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board or duly authorized officers or authorized persons of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Centennial Debt Securities or Centennial Puerto Rico Debt Securities, as the case may be, underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

                  7. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Centennial Board to approve the execution and delivery of a related Warrant Agreement and
         (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Centennial Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities
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         Warrants will constitute valid and legally binding obligations of
         Centennial enforceable against Centennial in accordance with their terms.

                  Our opinions set forth in paragraphs 4 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Law.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Second Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Second Registration Statement.

                                                  Very truly yours,



                                                  SIMPSON THACHER & BARTLETT